UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of	Commission File Number	(IRS Employer
incorporation)		Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction	Commission File Number	(IRS Employer
of incorporation)		Identification No.)

125 West 55th Street,
New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a) Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: TERMS AND CONDITIONS OF CLASS A AND CLASS B PREFERRED EQUITY CERTIFICATES

Section 1 — Registrant’s Business and Operations
Item 1.01(a) Entry into a Material Definitive Agreement.
On September 21, 2006, the Company, through its wholly-owned subsidiary South East Water LLC entered into a First Amendment Agreement relating to the Terms and Conditions of Class A Preferred Equity Certificates, dated September 15, 2006, with Macquarie Luxembourg Water S.a.r.l (“MLW”) to increase the percentage of MLW’s net income distributable thereunder to 100%.
On September 22, 2006, Balfour Beatty plc, the other 50% co-owner of the Yorkshire Link business, exercised its rights under the shareholders’ agreement to acquire the Company’s shares in Macquarie Yorkshire Limited on the same terms, with minor exceptions to reflect the change of parties, as set forth in the sale and purchase agreement between the Company, Secondary Market Infrastructure Fund UK LP and two of the Company’s wholly owned subsidiaries, Macquarie Yorkshire LLC and MIC European Financing SarL.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Terms and Conditions of Class A and Class B Preferred Equity Certificates, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

Date September 25, 2006	By:	/s/ Peter Stokes

	Name:	Peter Stokes
	Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date September 25, 2006	By:	/s/ Peter Stokes

	Name:	Peter Stokes
	Title:	Chief Executive Officer